UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2009

GeoEye, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21700 Atlantic Blvd., Dulles, Virginia		20166
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-480-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

GeoEye, Inc. ("GeoEye" or the "Company") disclosed in a May 12, 2009 Investor Call that it discovered an issue with some of GeoEye-1's imagery collections. After a thorough analysis, the Company believes that this issue does not materially impact revenues and believes that under the worst case, the impact will be less than 5% of projected revenues. The issue does not affect the ground resolution, mapping accuracy of the imagery, or the ability of the GeoEye-1 satellite to continue to fulfill all of the imagery requirements for the National Geospatial-Intelligence Agency and GeoEye’s numerous other customers.

The issue, which first came to light in early May, causes a very small area of an image to lack color when collected in a particular operating mode. The technical analysis is ongoing and currently points to a small segment of the focal plane electronics within the camera. The Company has no indication that this issue will spread or worsen in any way. The Company believes that it is an isolated random failure of a small component in the camera electronics, and we have developed collection methods that minimize its impact.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoEye, Inc.

June 3, 2009	By:	/s/ William L. Warren

Name: William L. Warren
Title: Senior Vice President, General Counsel and Secretary